Exhibit 99.1

LEARN CW INVESTMENT CORPORATION
11755 Wilshire Boulevard, Suite 2320
Los Angeles, California 90025
(424) 324-2990
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [•], 2024
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [•], 2024 and proxy statement, dated [•], 2024, in connection with the extraordinary general meeting of Learn CW Investment Corporation (the “Company”) to be held at the offices of [•] located at [•] at [•] [a.m./p.m], Eastern Time, on [•], 2024 (the “extraordinary general meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints [•] and [•] (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all of the ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.
PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL, “FOR” PROPOSAL 2 — THE MERGER PROPOSAL, “FOR” PROPOSAL 3 — THE NON-BINDING GOVERNANCE PROPOSALS,  “FOR” PROPOSAL 4 — THE EQUITY PLAN PROPOSAL, AND “FOR” PROPOSAL 5 — THE ADJOURNMENT PROPOSAL, IF PRESENTED. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
Important Notice Regarding the Availability of Proxy Materials for the extraordinary general meeting of Shareholders to be held on [•], 2024: This notice of meeting and the accompanying proxy statement are available at [•].

Proposal 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by ordinary resolution (i) the consummation of the Mergers (as defined herein) and the other transactions contemplated by the Business Combination Agreement, dated as of October 24, 2023 (the “Business Combination Agreement”), by and among Learn SPAC HoldCo Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”), and Innventure LLC, a Delaware limited liability company (“Innventure”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex A, (ii) the adoption of the Business Combination Agreement, (iii) the Plan of Merger (the “Plan of Merger”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex B and (iv) the transactions contemplated by the Business Combination Agreement, pursuant to which, among other things, (A) LCW Merger Sub will merge with and into the Company, with the Company being the surviving company (the “LCW Merger”) and (B) Innventure Merger Sub will merge with and into Innventure (the “Innventure Merger” and, together with the LCW Merger, the “Mergers”).
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 — The Merger Proposal — To consider and vote upon a proposal to approve by special resolution the LCW Merger and related Plan of Merger to authorize the LCW Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3 — The Non-Binding Governance Proposals — To consider and vote upon by ordinary resolution, on a non-binding advisory basis, certain material differences between the Amended and Restated Memorandum and Articles of Association of the Company (as may be amended from time to time) and the proposed amended and restated certificate of incorporation of Holdco (the “Amended and Restated Certificate of Incorporation”),  a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex I, presented separately in each of the following proposals 3A - 3F:

Proposal 3A —  Change the Authorized Capital Stock — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation to authorize 250,000,000 shares of common stock of Holdco, par value $0.0001 per share, and 25,000,000 shares of preferred stock of Holdco, par value $0.0001 per share, compared to the currently authorized capital stock of the Company of 200,000,000 Class A Ordinary Shares of the Company, 20,000,000 Class B Ordinary Shares of the Company and 1,000,000 preference shares of the Company, par value $0.0001 per share.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 3B — Change the Process to Amend the Bylaws — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation to provide that the board of directors of Holdco (the “Holdco Board”) has the power to adopt, amend or repeal Holdco’s bylaws and that Holdco’s bylaws may also be adopted, amended or repealed by the stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of Holdco entitled to vote generally in the election of directors, voting together as a single class.

	FOR ☐	AGAINST ☐	ABSTAIN ☐f
Proposal 3C — No Right to Call Special Meetings — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation providing that special meetings of stockholders may only be called by the Holdco Board, the chairperson of the Holdco Board or Holdco’s chief executive officer or president.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3D — Action by Written Consent of the Stockholders — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation and the proposed amended and restated bylaws of Holdco (the “Amended and Restated Bylaws”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex J, to provide that (i) no action shall be taken by the stockholders of Holdco except at an annual or special meeting of stockholders called in accordance with the Amended and Restated Bylaws, and (ii) no action shall be taken by the stockholders by written consent in lieu of a meeting.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3E — Appointment and Removal of Directors — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation to provide that (i) any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Holdco Board may only be filled by affirmative vote of a majority of the members of the Holdco Board, although less than a quorum, or by a sole remaining director and that (ii) for long as the Amended and Restated Certificate of Incorporation provides for a classified board, a director or the entire Holdco Board may be removed from office at any time, but only for cause, by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of Holdco entitled to vote generally in the election of directors, voting together as a single class at a meeting called for that purpose.

FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 3F — Delaware as Exclusive Forum — To approve and adopt provisions in the Amended and Restated Certificate of Incorporation to provide that, unless a majority of the Holdco Board consents in writing to the selection of an alternative forum, (i) (A) any derivative action or proceeding brought on behalf of Holdco, (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of Holdco to Holdco or Holdco’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (D) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4 — The Equity Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Innventure, Inc. 2024 Equity and Incentive Compensation Plan that permits grants of awards to eligible service providers, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex K.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5 — The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/consent solicitation statement/prospectus is provided to Company shareholders or one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived or (ii) if the Company’s board of directors determines before the extraordinary general meeting that it is not necessary or no longer desirable to proceed with the proposals.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2024

Shareholder’s Signature

Shareholder’s Signature
Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.